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                                                                 Exhibit 10.26

                         ENSTAR CABLE CUMBERLAND VALLEY

                      Cable Television Franchise Agreement

THIS AGREEMENT, by and between the COUNTY OF CAMPBELL COUNTY, TENNESSEE (the "County") and ENSTAR CABLE CUMBERLAND VALLEY, (the "company"), is entered into on this 17th day of October 1997.



                                   WITNESSETH:

WHEREAS, the Company has requested that the County renew its cable television franchise;

WHEREAS, the County of Campbell County and the County Commission has considered the Company's technical and other qualifications, including, but not necessarily limited to, the Company's ability to serve the citizens of Campbell County within the Company's franchise area as set out below, and has found those qualifications to be adequate; and

NOW, THEREFORE, for the mutual consideration set out below, the receipt and sufficiency of which are acknowledged by both the County and the Company, the parties hereto agree as follows:


1. Grant of Authority: There is hereby granted by the County of Campbell County to the Company, the right and privilege to engage in the business of operating a Cable Television System, hereinafter sometimes referred to as "CATV System," within the Franchise Area described herein for the purpose of providing basic CATV Service, and such aspects of Expanded CATV Service, if any, as the Company may from time to time deem advisable; provided that the service is permissible under Federal Communications Commission Rules and Regulations. Accordingly, there is hereby granted to the Company the right and privilege to erect, install, construct, operate, repair, replace, reconstruct, maintain and retain in, on, over, under, upon, across, and along all Streets and Public Ways such poles, wires, cable, conductors, ducts, conduit vaults, manholes, amplifiers, appliances, attachments, and other property as may be necessary and appurtenant to the CATV System, and in addition so to use, operate, and provide similar facilities or properties rented or leased from other persons, firms, or corporations, including, but not limited to, any public utility or other Grantee, franchised or permitted to do business in the Franchise Area.



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         It is agreed that in exercising this Franchise in any manner involving the installation, construction, repair and reconstruction of facilities within the Public right of way of any Public Street and Public Ways, and the consequential disturbance thereof, the Company shall follow the County's then current rules with regard to obtaining permission from the appropriate public authority. Furthermore, any damage done, as a result thereof to any such Public street or Public Way, shall be repaired and restored in a reasonable manner at the cost and expense of the Company in as nearly as possible as good condition as before the work involving such disturbance was done.

         The Company shall protect, support, temporarily disconnect, relocate in the same public way, or remove from the public way any property of the Company when reasonably required by the County by reason of traffic conditions, public safety, street construction, change, or establishment of street grade, installation of sewers, drains, water pipes, power lines, signal lines, and tracks or any other type of structures or improvements by the public agencies, but not for the purpose of any type of competing service. The Company shall bear all costs incurred by it in connection with such relocation unless such request for relocation is made by or for the benefit of a "for-profit-business." The Company shall have the right to charge the third party for all costs associated with the relocation.


2. Non-Exclusive Franchise Area: The Franchise granted to the Company by this agreement is non-exclusive and shall cover all present territorial limits of the County and any area henceforth added there to during the term of this agreement. Notwithstanding any other provision contained herein, the County shall not authorize or permit a new or renewal of existing cable television system to operate within the County on terms or conditions more favorable or less burdensome to such operator than those applied to Company pursuant to this Franchise.


3. Term of Franchise: The Franchise and rights granted hereunder shall take effect immediately and shall continue in full force and effect for 10 years. The Franchise may be renewed for additional periods as the County and the Company agree upon. The consideration of the Company's application for renewal shall be initiated by delivery to the Franchising Authority of the Company's proposal for renewal. The proposal for renewal shall be delivered to the Franchising Authority not less than twelve (12) months prior to the expiration of this franchise agreement or at such time as provided by the then applicable rules. The renewal process shall be governed by the then applicable rules.




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4. Franchise Fee: The Company shall pay a franchise fee to the County no later than sixty (60) calendar days after the expiration of each calendar year based on revenues received during the preceding calendar year. The franchise fee payment shall be 5% (percent) of the Company's gross subscriber revenues. No other fee, charge or consideration shall be imposed. At the time of each payment due hereunder, the Company shall provide the County an appropriate annual summary report showing gross annual revenues received during the preceding year. The County may inspect and audit any and all books and records of the Company, specifically relating to its compliance with its franchise fee obligations, and recompute any amounts determined to be payable under the franchise. The cost of the audit will be borne by the County.

         "Gross Subscriber Revenues" shall mean revenues from all compensation, whatever form, received directly or indirectly by the Company from the Company's subscribers, which shall include, but not necessarily be limited to, charges for Basic and Expanded CATV Service, all pay-per-view programs, premium channel outlets, installation charges, remote control and converter box charges, charges for additional outlets, cable TV guide charges, collection or late payment charges and any other similar programs offered by the Company. Gross Subscriber Revenues shall not include reasonable bad debt allowances, revenues from advertising, leased channels, shopping channels or any taxes or user fees imposed on Company's subscribers by any governmental or quasi-governmental entity which are collected by the Company for said entity's use or benefit.

5. Indemnification of County:

         (a) The Company shall at all times protect and hold harmless the County from all claims, actions, suits, liability, loss, expense or damages of every kind and description (herein collectively referred to as "claims") including reasonable and necessary out of pocket investigation costs, reasonable court costs and reasonable and necessary out of pocket attorneys fees, which may accrue to or be suffered or claimed by the County arising from the Company's ownership, construction, installation, repair, replacement, maintenance and operation of the Cable Television System. The County shall give prompt notice of the existence of any occurrence which may give rise to any claim filed under which the County expects to claim a right to indemnity.

         (b) The Company shall maintain in full force and effect during the life of this Franchise public liability insurance through an insurance company authorized to do business in the State of Tennessee and providing coverage in amounts not less than the amounts required for governmental entities under the Tennessee Governmental Tort Liability Act, Sections 23-3301 et seq. Tennessee Code Annotated. The Company shall furnish the County a Certificate of Insurance evidencing such coverage.


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6. Surety Bond:

         (a) The Company shall maintain, and by its acceptance of this Franchise specifically agrees that it will maintain throughout the term of this Franchise, a performance bond running to the County, with a good and sufficient surety approved by the County in the penal sum of Ten Thousand Dollars ($10,000.00) conditioned that the Company shall well and truly observe, fulfill and perform each term and condition of this Franchise Agreement and that in case of any breach, the County shall be entitled to recover from the principal and sureties thereof the amount of all damages, including all costs and attorneys fees incurred by the County, proximately resulting from the failure of the Company to well and faithfully observe and perform any and all of the provisions of this Franchise Agreement.

         (b) The bond shall contain a provision that it shall not be terminated or otherwise allowed to expire prior to thirty (30) days after written notice to that effect is given to the County and the Company herein.

7. Federal Regulation: The Company shall conduct its construction and maintenance activities and provide CATV service in conformance with all applicable technical standards promulgated by the Federal Communications Commission. In addition, the Company and County agree to conform to all applicable rules and regulations as set forth in the Cable Television Consumer Protection and Competition Act of 1992 or any other applicable local, state, or federal law or act that may become enforceable.

8. Customer Service: The Company shall maintain a business office or toll free telephone number which subscribers may telephone or contact the Company during regular business hours without incurring added message or toll charges so that CATV maintenance service shall be readily available.

9. Notice: Any notice given under this Agreement shall be given as follows:

        If to the County:       County of Campbell County and County Commission
                                Campbell County Courthouse
                                Main Street P.O. Box 435
                                Jacksboro, TN  37757

        If to the Company:      Enstar Cable Cumberland Valley
                                5026 South Highway 27
                                Somerset, KY  42501

With a copy to Enstar Cable Cumberland Valley, 10900 Wilshire Boulevard, 15th Floor, Los Angeles, California 90024 ATTN: Howard Gan. Either party may by notice change the persons to be notified and/or their addresses.




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10. System Upgrading: Enstar (Falcon) Cable will upgrade system-wide to the industry standard of 450 MHz within a three (3) year time period and this quality of service will be maintained and upgraded as the industry upgrades their standards from time to time. This upgrade will allow the system to be technically capable of providing up to 62 channels.


11. Service Requirements: The Company shall extend service to areas with at least twenty (20) homes per strand mile. If 150 feet or more of line or cable is required from the public right-of-way line, the Company shall not be required to extend Cable Television Service to such subscriber except at a premium installation rate which shall not be greater than the actual cost for that portion of the distance which exceeds one hundred fifty (150) feet. In such instances the Company shall also be permitted to request advance payment of such installation.


12. Revocation of Franchise: The County shall provide the Company with a detailed notice of a Franchise violation upon which it proposes to take action, and a ninety (90) day period within which the Company may demonstrate that a violation cannot be cured within ninety (90) days, submit a reasonable plan to the County which will correct the violation.


         If the Company fails to disprove or correct the violation within ninety
(90) days or, in the case of a violation which cannot be corrected in ninety
(90) days and the Company has timely submitted a plan, if Company fails to implement the plan, then the County may declare the Company in default, which declaration must be in writing.


         In the event that the County declares the Company in default, the County may, by majority vote hold an administrative proceeding to determine whether the Company's Franchise should be revoked. If the County determines that an administrative proceeding should be held, the County shall provide not less than thirty (30) days notice to the public and to the Company of the date of the administrative proceeding and a description of the basis of the alleged default. The County can revoke the Franchise only for defaults arising from the following circumstances:




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A.       Material misrepresentation by Company to County in information required to be provided under the Franchise;


B.       Company becomes insolvent or is adjudged bankrupt; or


C.       Company willfully violates a material provision of this Franchise.


         In the event of default arising from A, B, or C above, the County may, in its sole discretion, take any other lawful action which it deems appropriate to enforce the County's rights under the Franchise in lieu of revocation of the Franchise.


13. Equal Employment Opportunity: The Company hereby acknowledges that it is subject to and agrees to abide by applicable federal and state laws regarding employment practices and Equal Employment Opportunity.


14. Uniform Fees: The Company agrees that, in setting its rates, it will not discriminate against any customer on the basis of the customer's race, the customer's creed, the customer's sex, the customer's religion, the customer's income, or the location of the customer's dwelling.

         In order to promote its products, the Company shall have the right to offer promotional rates, provided, however, that such promotional rates must be for a short-term duration. This provision does not prohibit the Company from discounting and/or waiving its rates if such a discount and/or waiver is necessary for the Company to compete with another Cable TV service or similar service which serves or plans to serve some, or all, of the Company's customers.

         This provision does not prohibit the Company from negotiating contracts with commercial or bulk rates for hotels, motels, or apartment buildings.






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15. Subscriber Rates: All charges to the subscribers shall be consistent with a schedule of fees for services offered and established by the Company. Rates shall be nondiscriminatory in nature and uniform to persons of like classes under similar circumstances and conditions. The Company will provide the County with thirty (30) days advance written notice of any change in rates and charges.

         Company will inform each new subscriber of all applicable fees and charges for providing cable television service. Company may refuse to provide service to any person because a prior account with that person remains due and owing. Company may offer service which requires advance payment of periodic service charges.


16. Subscriber Refunds: The Company shall provide refunds to subscribers in the following cases:

         (a) If the Company fails within a reasonable time (3 days) to commence service requested by a subscriber, it will refund all deposits or advance charges that the subscriber has paid in connection with the request for such service.

         (b) If a subscriber terminates any service at any time and has a credit balance for deposits or unused services, the Company will, upon disconnection notice from the subscriber and upon return of all the Company's equipment, refund the appropriate credit balance to the subscriber. The subscriber will be responsible for furnishing the Company a proper address in which to mail the refund.

         (c) If any subscriber's cable service is out of order for more than 24 hours during the month due to technical failure, damage, or circumstances within the control of the Company, the Company will credit the account of that subscriber on a pro rata basis. The credit will be calculated using the number of twenty-four (24) hour periods that service is impaired and the number of channels on which service is impaired as a fraction of the total number of days in the month that the service impairment occurs and the total number of channels provided by the system in the absence of an impairment.


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17. Special Provisions: The Company shall provide the following facilities with service

         (A.) When requested by the County Commission and providing that the Cable System passes within 150 feet thereof, the Company shall provide one free outlet of Basic CATV service and such aspects of Expanded CATV service, if any, as the Company may from time to time make available, to the following facilities:

              (1) Public schools and community colleges with the County, and

              (2) Fire and Police Stations and other buildings owned and controlled by the County used for public non-residential purposes.

18. System Construction and Equipment Standards: The Cable System shall be installed and maintained in accordance with standard good engineering practices and shall conform when applicable with the National Electrical Safety Code and the Federal Communications Commission's Rules and Regulations as they apply.

19. Force Majeure: Prevention or delay of any performance under this Franchise due to causes beyond the reasonable control of the Company or County, including without limitation, Acts of God, acts of the public enemy, orders or acts of any governmental authority or court, or strikes or other labor disturbances shall not be deemed noncompliance with or violations of this Franchise.


IN WITNESS WHEREOF, the parties have set their hands and seals the day and year above written.


                                                 CAMPBELL COUNTY, TENNESSEE

                                         By:     /s/ Tommy C. Stiner
                                                 ------------------------------
                                                 County Executive


                                                 ENSTAR CABLE CUMBERLAND VALLEY

                                         By:     /s/ Howard Gan
                                                 ------------------------------
                                                 Vice President

Attest:                                          Attest:  /s/ Laura Dainko
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